19950 West Country Club Drive, #101

Aventura, FL 33180

Tel: (786) 323-1650

Fax: (786) 323-1651

March 7, 2017

Via E-Mail (david@dkpalaw.com)

David Kahan, Esq.

David Kahan, P.A.

6420 Congress Ave., Suite 1800

Boca Raton, Florida 33487

Re:       Pledge and Escrow Agreement, (the “Pledge Agreement”) by and between CHAMPION CARE CORP., a corporation organized under the laws of the province of Ontario, Canada, GARLAND A. BROWN, JR., an individual, MARK H. CONNOR, an individual, EMIL SCHILLER, an individual, TERRANCE OWEN, an individual, JACK FISHMAN, an individual, PATRICIA GENEREAUX, an individual, SHEENA SIM, an individual and MARY ANNE YOUNGSON, an individual (collectively, the “Pledgors”) in favor of TCA Global Credit Master Fund, LP (“TCA”), with respect to shares in CHAMPION PAIN CARE CORPORATION., a Delaware corporation (the “Company”). Capitalized terms used in this letter shall have the same meanings as set forth in the Pledge Agreement

Dear Mr. Kahan:

In accordance with the Pledge Agreement, please be advised that an Event of Default has occurred and remains continuing and uncured for NON-PAYMENT, and accordingly, demand is hereby made for the Escrow Agent under the Pledge Agreement to deliver to TCA the Pledged Securities, along with all applicable Transfer Documents, so that TCA may become the registered owner of the Pledged Securities in accordance with the terms of the Pledge Agreement.

Thank you.

Very truly yours,

TCA GLOBAL CREDIT MASTER FUND, LP

Cc:

Champion Pain Care Corp.

Garland A. Brown, Jr.

Mark H. Connor

Emil Schiller

Terrance Owen

Jack Fishman

Patricia Genereaux

Sheena Sim

Mary Anne Youngson